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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-9549, 2-87202, 2-80712, 33-65244, 33-61063,
333-34525, 333-87071, 333-87073 and 333-109104) of Roto-Rooter, Inc. (formerly
Chemed Corporation) of our report dated February 7, 2003, except for Notes 2 and 3, as to which the date is November 26, 2003, relating to the financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Cincinnati, Ohio
November 26, 2003

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